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                                                                  EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in this Registration Statement of Arcadia Financial Ltd. on Form S-3 relating of our report, dated _____ ___, 1998, appearing in the Annual Report on Form 10-K of Arcadia Financial Ltd. for the year ended December 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.

                                               /s/ Ernst & Young LLP

Minneapolis, Minnesota
August ___, 1999